                                                                   EXHIBIT 10.1

                                                    UROCOR, INC.
                                             DEFERRED COMPENSATION PLAN

                                                  TABLE OF CONTENTS
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                                                                                                               Page
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
ARTICLE 1. DEFINITIONS, GENDER, AND NUMBER........................................................................1
         1.1.     Definitions.....................................................................................1
         1.2.     Gender and Number...............................................................................3

ARTICLE 2.  PARTICIPATION.........................................................................................3
         2.1.     Who May Participate.............................................................................3
         2.2.     Termination of Participation....................................................................4
         2.3.     Relationship to Other Plans.....................................................................4
         2.4.     Missing Persons.................................................................................4

ARTICLE 3.  ESTABLISHMENT OF ACCOUNT, CONTRIBUTIONS TO ACCOUNT AND
         CREDITING GAINS AND LOSSES TO ACCOUNT....................................................................4
         3.1      Establishment of Account........................................................................4
         3.2.     Deferrals.......................................................................................4
         3.3.     Crediting Rate..................................................................................5

ARTICLE 4.  VESTING OF ACCOUNT....................................................................................5
         4.1      Vesting in Account..............................................................................5

ARTICLE 5. DISTRIBUTION OF BENEFITS...............................................................................6
         5.1.     General.........................................................................................6
         5.2.     Investment Income During Distribution...........................................................6
         5.3      In-Service Distributions........................................................................6
         5.4.     Acceleration of Distributions...................................................................6
         5.5.     Hardship Withdrawals............................................................................6
         5.6.     Death Benefits..................................................................................7
         5.7.     Claims Procedure................................................................................7

ARTICLE 6.  FUNDING...............................................................................................8
         6.1.     Source of Benefits..............................................................................8
         6.2.     No Claim on Specific Assets.....................................................................8

ARTICLE 7.  ADMINISTRATION........................................................................................9
         7.1.     Administration..................................................................................9
         7.2.     Powers of Committee.............................................................................9
         7.3.     Actions of the Committee........................................................................9
         7.4.     Delegation......................................................................................9
         7.5.     Reports and Records.............................................................................9

ARTICLE 8.  AMENDMENTS AND TERMINATION...........................................................................10
         8.1.     Amendments.....................................................................................10
         8.2.     Termination....................................................................................10

ARTICLE 9.  MISCELLANEOUS........................................................................................10


         9.1.     No Guarantee of Employment or Entitlement to Bonus or Commissions..............................10
         9.2.     Release........................................................................................10
         9.3.     Notices........................................................................................11
         9.4.     Nonalienation..................................................................................11
         9.5.     Tax Liability..................................................................................11
         9.6.     Captions.......................................................................................11
         9.7.     Applicable Law.................................................................................11


                                       2

                                  UROCOR, INC.
                           DEFERRED COMPENSATION PLAN

         UroCor, Inc. (the "Company") hereby establishes, effective February 1, 1999, a nonqualified deferred compensation plan for the benefit of certain of the Company's employees. This plan shall be known as the UroCor, Inc. Deferred Compensation Plan (the "Plan").

         The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974 ("ERISA").

         The obligation of the Company to make payments under the Plan constitutes an unsecured (but legally enforceable) promise of the Company to make such payments and no person, including any Participant or Beneficiary under the Plan, shall have any lien, prior claim or other security interest in any property of the Company as a result of the Plan.

ARTICLE 1. DEFINITIONS, GENDER, AND NUMBER

         1.1. Definitions. Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

                (a) "Account" means the record of amounts credited by the Company on its books on behalf of a Participant to measure and determine the amount of deferred compensation to be paid to the Participant or his or her Beneficiary under the Plan.

                (b) "Base Salary" of a Participant for any Plan Year means the total salary, wages and director's fees paid by the Company to such individual for such Plan Year. "Base Salary" shall exclude any other remuneration paid by the Company, such as Bonuses, Commissions, Incentive Compensation, stock options, distributions of compensation previously deferred, restricted stock, allowances for expenses (including moving, travel expenses, and automobile allowances), and fringe benefits whether payable in cash or in a form other than cash. In the case of an individual who is a participant in a plan sponsored by the Company which is described in Section 401(k) or 125 of the Code, the term "Base Salary" shall include any amount which would be included in the definition of Base Salary but for the individual's election to reduce his or her Base Salary and have the amount of the reduction contributed to or used to purchase benefits under such plan.

                (c) "Beneficiary" or "Beneficiaries" means the persons or trusts designated by a Participant in writing pursuant to Section 5.3(d) of the Plan as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant, or, in the absence of such designation, the individuals or entities entitled to receive such benefits pursuant to Section 5.3(e) of the Plan.

                (d) "Board" means the Board of Directors of the Company as constituted at the relevant time.

                (e) "Bonus" of a Participant for any Plan Year means the total remuneration paid to the Participant in cash in that Plan Year under the Company's incentive or management bonus programs. A Participant's "Bonus" shall include any amount which would be included in the definition thereof but for the individual's election to defer some of his or her Bonus pursuant to this Plan. In the case of an individual who is a participant in a plan sponsored by the Company which is described in Section 401(k) or 125 of the Code, the term "bonus" shall include any amount which would be included in the definition of Bonus but for the individual's election to reduce his or her Bonus and have the amount of the reduction contributed to or used to purchase benefits under such plan.

                (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute. References to a Code section shall be deemed to be to that section or to any successor to that section.

                (g) "Commissions" of a Participant for any Plan Year means the total Commissions paid to the Participant in that Plan Year by the Company. In the case of an individual who is a participant in a plan sponsored by the Company which is described in Section 401(k) or 125 of the Code, the term "Commissions" shall include any amount which would be included in the definition of Commissions but for the individual's election to reduce his or her Commissions and have the amount of the reduction contributed to or used to purchase benefits under such plan.

                (h)       "Company" means UroCor, Inc..

                (i) "Disability" means, in the case of a Participant who is covered by a Company-sponsored disability insurance policy, total disability, as defined in such policy without regard to any waiting period. For Participants not covered by such a policy, Disability means the Participant suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Participant from performing substantially all of his or her normal duties for the Company. As a condition to receiving benefits under the Plan, the Company may require the Participant to submit to such physical or mental evaluations and tests as the Board may deem appropriate.

                (j) "Effective Date" means the date on which this Plan becomes effective, i.e., February 1, 1999.

                (k) "Eligible Employee or Director" means an employee or director who has been designated by the Chief Executive Officer of the Company, pursuant to Section 2.1, as eligible to make contributions to the Plan. As of the Effective Date the employees and directors listed on Exhibit A shall be Eligible Employees or Directors.

                (l) "Incentive Compensation" means that compensation payable to professional employees of the Company pursuant to any standard incentive compensation plan, program or payroll practice.

                (m) "Participant" means an individual who has been designated by the Board as an Eligible Employee or Director and has elected to participate in the Plan.

                (n) "Plan" means the "UroCor, Inc. Deferred Compensation
         Plan," as set forth herein and as may be amended or restated from time to time.

                (o) "Plan Year" means each January 1 through December 31, commencing January 1, 1999.

                (p) "Retirement" means the termination of a Participant's employment with the Company on or after age 55 with at least ten years of service.

         1.2. Gender and Number. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

                            ARTICLE 2. PARTICIPATION

         2.1. Who May Participate. The Chief Executive Officer of the Company shall designate from time to time those employees and directors ("Eligible Employees or Directors") of the Company whom the Plan Administration Committee has recommended to be eligible to make contributions to the Plan. The Chief Executive Officer of the Company shall have complete discretion in making this determination subject only to the requirement that an Eligible Employee or Director must be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or a director.

         An Eligible Employee or Director shall become a Participant in the Plan by (a) completing and submitting to the Company a deferral election at the time and in the manner specified by the Board, and (b) complying with such terms and conditions as the Board may from time to time establish for the implementation of the Plan, including, but not limited to, any condition the Board may deem necessary or appropriate for the Company to meet its obligations under the Plan.

         2.2. Termination of Participation. Once an Eligible Employee or Director has become a Participant in the Plan, participation shall continue until the first to occur of (a) payment in full of all benefits to which the Participant or Beneficiary is entitled under the Plan, (b) the occurrence of an event specified in Section 2.4 which results in loss of benefits, or (c) termination of the individual's participation pursuant to Section 8.2.

         2.3. Relationship to Other Plans. Participation in the Plan shall not preclude participation of the Participant in any other fringe benefit program or plan sponsored by the Company for which such Participant would otherwise be eligible.

         2.4. Missing Persons. If the Company is unable to locate the Participant or his or her Beneficiary for purposes of making a distribution, the amount of the Participant's benefits under the Plan that would otherwise be considered as nonforfeitable shall be forfeited effective four years after
(a) the last date a payment of said benefit was made, if at least one such payment was made, or (b) the first date a payment of said benefit was directed to be made by the Company pursuant to the terms of the Plan, if no payments have been made. If such person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated hereunder.

              ARTICLE 3. ESTABLISHMENT OF ACCOUNT, CONTRIBUTIONS TO
                ACCOUNT AND CREDITING GAINS AND LOSSES TO ACCOUNT

         3.1 Establishment of Account. The Company shall establish an Account on behalf of each Eligible Employee or Director to which it shall credit the contributions described in Section 3.2, as adjusted for gains and losses pursuant to Section 3.3. The Account shall be used solely as a device to measure and determine the amount of benefits to be paid to a Participant or Beneficiary under the Plan and all amounts which are credited to the Account are credited solely for accounting and computation purposes and are at all times assets and property of the Company and subject to the claims of the Company's creditors. No Participant or Beneficiary shall have any incidents of ownership in the Account or in amounts credited to the Account. A Participant's or Beneficiary's position with respect to payment of benefits under the Plan is that of a general unsecured creditor of the Company. The Company may establish any number of sub-accounts on behalf of a Participant or Beneficiary as the Company considers necessary or advisable for purposes of maintaining a proper accounting of amounts to be credited under the Plan on behalf of the Participant or Beneficiary.

         3.2. Deferrals. An Eligible Employee or Director may elect to have a specific whole integer percentage of Base Pay, Bonus, Commissions or Incentive Compensation otherwise payable to him or her during each Plan Year contributed to the Plan on his or her behalf. Separate deferral percentages may be elected for each such element of a Participant's compensation. The amount which an Eligible Employee or Director may elect to defer for any Plan Year may in no event be less than one percent (1%) of either his or her Base Pay, Bonus, Commissions or Incentive Compensation for the Plan Year.

         The Company shall post to the Account of each Participant the amount of the Base Pay, Bonus, Commissions and Incentive Compensation deferred on the Participant's behalf, as designated by the Participant's deferral election in effect for that Plan Year. The amount deferred from the Participant's Base Pay, Bonus, Commissions and Incentive Compensation shall be posted to his or her Account at the time the Base Pay, Bonus, Commissions and Incentive Compensation would otherwise have been paid to the Participant.

         Deferral elections shall be made annually at a date to be determined by the Board, but no later than December 31st of the calendar year immediately preceding the Plan Year during which the Eligible Employee or Director will perform all of the services necessary to obtain a legally binding right to the Base Pay, Bonus, Commissions or Incentive Compensation otherwise payable to him or her. When an individual is first designated by the Board to be an Eligible Employee or Director, the initial deferral election must be made no later than the last day of the calendar month immediately preceding the month to which the deferral election applies.

         Elections shall be made in writing on a form provided by the Board, shall be delivered to the Company at the time and in the manner specified by the Board, and, except as set forth in Section 5.5, shall be irrevocable once made.

         3.3. Crediting Rate. A Participant's Account shall be credited with gains and losses in accordance with the following rules. The Company shall from time to time in its discretion designate certain investment funds to be used as an index for the crediting of gains and losses to a Participant's Account. A Participant shall be entitled to designate which such fund or funds shall be used to measure gains and losses to his or her Account in accordance with rules established by the Company, by completing and filing with the Company an investment election. The Participant's Account will then be credited with gains and losses as if invested in such fund or funds in accordance with the Participant's investment election and the rules established by the Company. A Participant shall be entitled to change his or her investment election by entering into a new investment election; however, the Participant shall not be entitled to change his or her investment election more frequently than quarterly. The Company shall have no obligation to actually invest any amounts in any such fund or funds; rather the fund or funds shall be used solely as an index or measure of investment gains and losses to be credited to the Participant's Account. Subject to Section 8.1, the Company may, in its sole discretion, eliminate any fund previously designated by the Board pursuant to this Section 3.3, substitute a new fund or funds therefore, or add funds, at any time.

                          ARTICLE 4. VESTING OF ACCOUNT

         4.1 Vesting in Account. A Participant shall be 100% vested in his or her Account upon his or her termination of employment due to death, Disability, Retirement or other termination of employment.

                       ARTICLE 5. DISTRIBUTION OF BENEFITS

         5.1. General. Subject to the remaining Sections of this Article 5, distribution to a Participant of his or her vested Account balance shall be made in accordance with distribution option elections established by the Participant in accordance with uniform alternatives designated by the Plan Administration Committee for distributions. Distributions shall commence in accordance with such elections for scheduled in-service distributions and within an administratively reasonable time after termination of employment for all other distributions.

          5.2. Investment Income During Distribution. The Participant's Account balance shall be credited during the payment period with gains and losses in accordance with Section 3.3

         5.3 Unscheduled In-Service Distributions. The Plan Administration Committee, in its sole and unfettered discretion, may approve a request for an unscheduled in-service distribution by a Participant of all or any portion of such Participant's Account balance at any time, upon the imposition of a five percent (5%) forfeiture penalty to the Company from the amount of the in-service distribution requested by the Participant.

         5.4. Acceleration of Distributions. The Plan Administration Committee may, in its discretion, accelerate the distribution of, or alter the method of payment of, benefits payable to a Participant. In addition, if a Participant's total vested Account balance, determined as of the date on which the Participant terminates employment, is $50,000 or less, or if an income tax assessment has been levied against Participant with respect to the Account before distribution, the Participant's Account shall be distributed in a lump sum as soon as administratively practicable following his or her termination of employment or the receipt by the Company of evidence of such income tax assessment.

         5.5. Hardship Withdrawals. Upon the application of any Participant, the Plan Administration Committee, in accordance with its uniform, nondiscriminatory policy, may permit such Participant to terminate his or her deferral election or to withdraw some or all of his or her Account. A Participant must give a written petition for termination of his or her deferral election at least thirty days (or such shorter period of time as permitted by the Plan Administration Committee in its discretion) prior to date on which the Base Pay, Bonus, Commissions or Incentive Compensation subject to the election would otherwise have been paid to the Participant in cash. A Participant must give a written petition of the intent to withdraw amounts from his or her Account at least sixty days (or such shorter period of time as permitted by the Board in its discretion) prior to the date of withdrawal. No termination or withdrawal shall be made under the provisions of this Section except for the purpose of enabling a Participant to meet immediate needs created by a financial hardship for which the Participant does not have other reasonably available sources of funds as determined by the Plan Administration Committee in accordance with uniform rules. The term "financial hardship" shall include the need for funds to meet uninsured medical expenses for the Participant or his or her dependents, meet a significant uninsured casualty loss for the Participant or his or her dependents, and meet other catastrophes of a "sudden and serious nature."

         5.6.     Death Benefits

                  (a) Death After Benefit Commencement. In the event a Participant dies after benefits have commenced to him or her, the Participant's remaining vested Account balance, if any, shall be paid to the Participant's Beneficiary in the same manner such benefits would have been paid to the Participant had the Participant survived; provided, however, that the Company may, in its sole discretion, accelerate such payments such that benefits are paid out over a shorter period, including payment in the form of a lump sum.

                  (b) Death Prior to Benefit Commencement. In the event a Participant dies prior to the date on which benefits commence to him or her, the Participant's vested Account balance shall be paid to the Participant's Beneficiary in installments over a fifteen-year period commencing within an administratively practicable time following the Participant's death; provided, however, that the Company may, in its sole discretion, accelerate such payments such that benefits are paid out over a shorter period, including payment in the form of a lump sum.

                  (c) Marital Deduction. If any benefits are payable under the Plan to the surviving spouse of deceased Participant, the estate of the Participant's spouse shall be entitled to all remaining benefits, if any, at his or her death, unless specifically directed to the contrary by an effective beneficiary designation.

                  (d) Designation by Participant. Each Participant has the right to designate primary and contingent Beneficiaries for death benefits payable under the Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. A Beneficiary designation by a Participant shall be in writing on a form acceptable to the Board and shall only be effective upon delivery to the Company. A Beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new Beneficiary designation form. The Beneficiary designation form last delivered to the Company prior to the death of a Participant shall control.

                  (e) Failure to Designate Beneficiary. In the event there is no Beneficiary designation on file with the Company, or all Beneficiaries designated by a Participant have predeceased the Participant, the benefits payable by reason of the death of the Participant shall be paid to the Participant's spouse, if living; if the Participant does not leave a surviving spouse, to the Participant's issue by right of representation; or, if there are no such issue then living, to the Participant's estate. In the event there are benefits remaining unpaid at the death of a sole Beneficiary and no successor Beneficiary has been designated, the remaining balance of such benefits shall be paid to the deceased Beneficiary's estate. If there are benefits remaining unpaid at the death of a Beneficiary who is one of multiple concurrent Beneficiaries, such remaining benefits shall be paid proportionally to the surviving Beneficiaries.

         5.7. Claims Procedure. The Plan Administration Committee shall notify a Participant in writing within ninety days of the Participant's written application for benefits of his or her eligibility or noneligibility for benefits under the Plan. If the Plan Administration Committee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for such denial, (b) a specific reference to the provision of the Plan on which the denial is based, (c) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (d) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have his or her claim reviewed. If the Plan Administration Committee determines that there are special circumstances requiring additional time to make a decision, the Plan Administration Committee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period. If a Participant is determined by the Plan Administration Committee to be not eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have his or her claim reviewed by the Chief Executive Officer of the Company by filing a petition for review with the Chief Executive Officer of the Company within sixty days after receipt by the Participant of the notice issued by the Chief Executive Officer of the Company. Said petition shall state the specific reasons the Participant believes he or she is entitled to benefits or greater or different benefits. Within sixty days after receipt by the Chief Executive Officer of the Company of said petition, the Chief Executive Officer of the Company shall afford the Participant (and his or her counsel, if any) an opportunity to present the Participant's position to the Chief Executive Officer of the Company orally or in writing, and said Participant (or his or her counsel) shall have the right to review the pertinent documents, and the Chief Executive Officer of the Company shall notify the Participant of his or her decision in writing within said sixty-day period, stating specifically the basis of said decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Chief Executive Officer of the Company, but notice of this deferral shall be given to the Participant.

                              ARTICLE 6. FUNDING

         6.1. Source of Benefits. All benefits under the Plan shall be paid when due by the Company out of its assets, or if a trust is established by the Company to hold and distribute Plan benefits, then by the trust to the extent provided in the trust document.

         6.2. No Claim on Specific Assets. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on his or her benefits under the Plan prior to distribution and the rights of a Participant or Beneficiary to benefits to which he or she is otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

                           ARTICLE 7. ADMINISTRATION

         7.1. Administration. The Plan shall be administered by a Plan Administration Committee. The Company shall bear all administrative costs of the Plan other than those specifically charged to a Participant or Beneficiary.

         7.2. Powers of Committee. In addition to the other powers granted under the Plan, the Committee shall have all powers necessary to administer the Plan, including, without limitation, powers:

                  (a)      to interpret the provisions of the Plan;

                  (b) to establish and revise the method of accounting for the Plan and to maintain the Accounts; and

                  (c) to establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan.

         7.3. Actions of the Committee. The Committee (including any person or entity to whom the Committee has delegated duties, responsibilities or authority, to the extent of such delegation) has total and complete discretionary authority to determine conclusively for all parties all questions arising in the administration of the Plan, to interpret and construe the terms of the Plan, and to determine all questions of eligibility and status of employees, Participants and Beneficiaries under the Plan and their respective interests. Subject to the claims procedures of Section 5.6, all determinations, interpretations, rules and decisions of the Committee (including those made or established by any person or entity to whom the Committee has delegated duties, responsibilities or authority, if made or established pursuant to such delegation) are conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

         7.4. Delegation. The Committee, or any officer designated by the Committee, shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation may be rescinded by the Committee at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

         7.5. Reports and Records. The Committee, and those to whom the Committee has delegated duties under the Plan, shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

                   ARTICLE 8.  AMENDMENTS AND TERMINATION

         8.1. Amendments. The Company, by resolution of the Board, or the Chief Executive Officer of the Company, to the extent authorized by the Board, may amend the Plan, in whole or in part, at any time and from time to time. However, no such amendment shall have the effect of eliminating or reducing the vested Account balance of any Participant (determined as of the later of the date on which such amendment is adopted or becomes effective); nor may the Company amend Section 3.3 with respect to a Participant's Account balance (determined as of the later of the date on which such amendment is adopted or becomes effective), except that the Company may substitute funds of similar nature for those available pursuant to Section 3.3 immediately before such amendment. Any Plan amendment shall be filed with the Plan documents.

         8.2. Termination. The Company expects the Plan to be permanent, but necessarily must, and hereby does, reserve the right to terminate the Plan at any time by action of the Board. Upon termination of the Plan, all deferrals will cease and no future deferrals will be made, and the Company may, in its sole discretion, accelerate distribution of each Participant's then vested Account balance. However, no such termination shall otherwise have the effect of eliminating or reducing the vested Account balance of any Participant, determined as of the date on which such termination becomes effective. The Company may terminate the participation of any Participant if the Board, in its sole discretion, determines that the Participant no longer satisfies the requirements to be an Eligible Employee or Director.

                          ARTICLE 9.  MISCELLANEOUS

         9.1. No Guarantee of Employment or Entitlement to Bonus or Commissions. Neither the adoption and maintenance of the Plan nor the execution by any employee of a deferral election shall be deemed to be a contract of employment between the Company and any Participant. Nothing contained herein shall give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time, nor shall it give the Company the right to require any Participant to remain in its employ or to interfere with the Participant's right to terminate his or her employment at any time. Nothing contained herein shall be construed or interpreted as creating a right or entitlement on the part of an employee to a Bonus or Commissions, and an employee's entitlement to a Bonus or Commissions shall be determined solely in accordance with the terms of the Company's Bonus program or Commission program, as the case may be.

         9.2. Release. Any payment of benefits to or for the benefit of a Participant or a Participant's Beneficiary that is made in good faith by the Company in accordance with the Company's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Company for benefits under this Plan to the extent of such payment.

         9.3. Notices. Any notice permitted or required under the Plan shall be in writing and shall be hand delivered or sent, postage prepaid, by certified mail with return receipt requested, to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company, if to a Participant or Beneficiary. Any such notice shall be effective as of the date of hand delivery or mailing.

         9.4. Nonalienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or Beneficiary.

         9.5. Tax Liability. The Company may withhold from any payment of benefits such amounts as the Company determines are reasonably necessary to pay any taxes (and interest thereon) required to be withheld under applicable law.

         9.6. Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

         9.7. Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Oklahoma, except to the extent such laws are preempted by the laws of the United States of America.

Dated: February 1, 1999

                                       UroCor, Inc.,
                                       a Delaware corporation

                                       By: /s/ William A. Hagstrom
                                           -----------------------------------
                                       Its Chief Executive Officer
                                           -----------------------------------

                                        EXHIBIT A

                         Eligible Employees and Directors of UroCor, Inc.


         William A. Hagstrom                        Michael W. George
         Socrates H. Choumbakos                     Michael N. McDonald
         Mark Dimitroff                             Lou Rye Carmichael
         Robert W. Veltri, PhD.                     Karl Nigg

         Monte Wiltse                               Robert Hyer
         Nancy Tuffin                               Todd Wauters
         James Connors                              Anthony Maupin
         Gerry Clark

         Gerard O'Dowd                              Paul Kirshman
         Faruk Aydin                                Thomas Bassler, Jr.
         Maya Sasi                                  Clifford Eng
         Edward Poole                               Usha Vasa
         Arja Maberry

         Louis M. Sherwood, MD                      Thomas C. Ramey
         Herbert Conrad                             Aaron Beam
         Michael E. Herbert


Dated: February 1, 1999